                                                             Exhibit 23.2

Consent of Independent Auditors

     We have read the  financial  statements  included in the Form 10-QSB  dated

March 31, 2004,  of Magnum d'Or  Resources,  Inc. to be filed with United States

Securities  and Exchange  Commission  and are in agreement  with the  statements contained therein.

s/s Russell & Atkings, PLC

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Russell & Atkins, PLC

Oklahoma City, Oklahoma

May, 2004